UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 30, 2009

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Note Exchange:

On July 30, 2009 , Pier 1 Imports, Inc. (“the Company”), announced that it has entered into privately negotiated purchase and exchange agreements under which it will retire $69.5 million in aggregate principal of the Company’s outstanding 6.375% Convertible Senior Notes due 2036 (“Existing Notes”). Under the exchange agreements for the Existing Notes holders received $61 million in aggregate principal of new 9% Convertible Senior Notes due 2036 (“New Notes”).  The Company offered the New Notes to the holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  Shares of the Company’s common stock, into which the New Notes will be convertible, have been reserved for issuance by the Company and listed on the New York Stock Exchange. As part of the transaction, the Company also purchased $5.0 million of Existing Notes for cash.

The New Notes will be issued under an indenture among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (“the New Notes Indenture”).

The following table outlines the terms of the New Notes:

New Notes - Summary of Terms

Principal Amount	$61,257,900

Coupon	9.00%

Conversion Price	$2.5050

Termination Conversion Price	$3.1313

Initial Redemption Date	February 15, 2012

Initial Holder Put Date	February 15, 2013

Registration Rights	None.

Conversion by Holders prior to a Conversion Termination Notice

The New Notes are convertible by holders at any time prior to the earlier to occur of (i) stated maturity of the New Notes and (ii) the date the Company first mails to each of the holders a Conversion Termination Notice; provided that upon conversion such holders make the 5% Shareholder Certifications (as defined below). Subject to a waiver by the Company described below in “Waiver of 5% Shareholder Provisions”, holders that cannot make the 5% Shareholder Certifications may not convert their New Notes pursuant to this provision.

Make-Whole Payment upon a Voluntary Conversion

Holders electing to convert their New Notes prior to the mailing of a Conversion Termination Notice as set forth above shall receive an Additional Voluntary Conversion Interest Payment equal to the lesser of (i) the remaining scheduled interest payments attributable to the New Notes to be converted from the applicable last interest payment date through and including the date that is 2.5 years after the conversion date and (ii) the remaining scheduled interest payments attributable to such New Notes from the applicable last interest payment date through and including February 15, 2013.

The Company may, at its option, make the Additional Voluntary Conversion Interest Payment in cash, Common Stock, or a combination thereof; provided that all interest accrued from the applicable last interest payment date through and including the conversion date shall be paid in cash. In the event that the Company elects to make any portion of the Additional Voluntary Conversion Interest Payment in Common Stock, such Common Stock shall be valued at the higher of (i) $1.50 per share and (ii) the Make-Whole Five Day VWAP then in effect.

Termination of Conversion
If the closing price of the Common Stock has exceeded the Termination Conversion Price (equal to 125% of the Conversion Price then in effect) then in effect for at least 20 trading days in any 30 trading day period, the Company may, at its option, elect to terminate the right of the holders to convert their New Notes by mailing a Conversion Termination Notice. The Company may mail no more than one Conversion Termination Notice per fiscal quarter of the Company.

Conversion by Holders after Conversion Termination Notice

After the mailing of the first Conversion Termination Notice, holders may not convert their securities as described above in “Conversion by Holders”.

Except as set forth below under “Preservation of Conversion Rights”, after the mailing of the first Conversion Termination Notice, holders may elect to convert all or a portion of their New Notes at any time prior to a Conversion Rights Termination Date (as defined below); provided that upon conversion such holders make the 5% Shareholder Certifications; and, provided further, that holders may preserve their conversion rights after a Conversion Rights Termination Date as described below under “Preservation of Conversion Rights” (the conversion rights described in this section, “Post-Termination Conversion Rights”). Subject to a waiver by the Company described below in “Waiver of 5% Shareholder Provisions”, holders that cannot make the 5% Shareholder Certifications may not convert their New Notes pursuant to this provision.

Make-whole Payment upon Conversion After Mailing of Conversion Termination Notice

Holders electing to convert their New Notes after the mailing of a Conversion Termination Notice will receive an Additional Post-Termination Interest Payment in an amount equal to the lesser of (i) the remaining scheduled interest payments attributable to the New Notes to be converted from the applicable last interest payment date through and including the date that is 1.5 years after the conversion date and (ii) the remaining scheduled interest payments attributable to such New Notes from the applicable last interest payment date through and including February 15, 2013.

The Company may, at its option, make the Additional Post-Termination Interest Payment in cash, Common Stock, or a combination thereof; provided that all interest accrued from the applicable last interest payment date through and including the Conversion Date will be paid in cash. In the event that the Company elects to make any portion of the Additional Post-Termination Interest Payment in Common Stock, the Common Stock will be valued at 90% of the Termination Conversion Price in effect at that time.

Conversion Rights Termination Date	Each Conversion Termination Notice will designate an effective date on which the Post-Termination Conversion Rights will terminate, which shall be a date at least 30 days after the date of mailing of such Conversion Termination Notice (each such date, a “Conversion Rights Termination Date”).

Preservation of Conversion Rights

In the event that prior to any Conversion Rights Termination Date a Holder whose Post-Termination Conversion Rights have not previously been terminated submits a Conversion Notice but is unable to convert all or a portion of its New Notes because such Holder cannot provide the 5% Shareholder Certifications, such Holder will retain its Post-Termination Conversion Rights with respect to such New Notes after such Conversion Rights Termination Date.

If the Company thereafter mails a new Conversion Termination Notice, the Post-Termination Conversion Rights previously retained will terminate on the Conversion Rights Termination Date set forth in the new Conversion Termination Notice unless prior to this Conversion Rights Termination Date the Holder submits a new Conversion Notice indicating that it cannot provide the 5% Shareholder Certifications with respect to such New Notes.

Conversion

The New Notes are convertible into shares of common stock of the Company (“Common Stock”), except (i) for cash paid in lieu of fractional shares and (ii) to the extent that the number of shares of Common Stock issued upon conversion would exceed the Maximum Shares (as defined below).

If the number of shares of Common Stock issuable and issued under the indenture exceeds the Maximum Shares, the Company will satisfy its obligation upon conversion by a cash payment in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to issue multiplied by (ii) the five-day average of the volume-weighted average price of the Common Stock for the period ending two trading days prior to the conversion date multiplied by (iii) 1.025.

Limitation on Number of Shares of Common Stock Issuable upon Conversion

Unless the Company shall have received shareholder approval to issue additional shares of Common Stock (which the Company has no obligation to seek), the Company will not issue any shares of Common Stock pursuant to the indenture if, after giving effect to such issuance, the aggregate number of shares of Common Stock issued pursuant to the indenture would exceed the sum of (i) 19.99% of the number of shares of Common Stock outstanding at July 13, 2009 and (ii) the number of shares of Common Stock that would be issuable at the maximum conversion rate upon the conversion of all the Outstanding Notes tendered to the Company in exchange for New Notes through the date of calculation.

As of July 13, 2009, the number of shares of Common Stock outstanding was 90,487,123.

5% Shareholder Certifications	In order to convert the New Notes, prior to each conversion each holder must certify that for purposes of applying Section 382 of the Internal Revenue Code (“Section 382”) to the Company, the holder or any of its “related persons” (i) is not and was not a “5-percent shareholder” with respect to the Company at any time during the “testing period” ending on the applicable conversion date and (ii) would not as a result of the conversion of the New Notes become a 5-percent shareholder with respect to the Company (each such term used but not defined herein as defined in Section 382) (these certifications, the “5% Shareholder Certifications”).

5% Shareholder Limitation	No holder will be entitled to acquire shares of Common Stock delivered upon conversion to the extent (but only to the extent) that such holder cannot make the 5% Certifications after receipt of such shares. Any purported delivery of shares of Common Stock to a holder upon conversion of New Notes at a time when such holder could not have provided the 5% Certifications will be void and have no effect; provided that any such shares of Common Stock will be delivered by the Company when such holder is able to provide the 5% Shareholder Certifications.

Waiver of 5% Shareholder Provisions	The Company may, at its option, waive (as to a particular holder or to all holders) any restrictions which limit holders from converting their New Notes in the event that such holders are unable to provide the 5% Shareholder Certifications.

Qualification under Trust Indenture Act	As of the date of execution, the New Indenture will not be qualified under the TIA.

The foregoing description of the terms of the New Notes and the New Notes Indenture is qualified in its entirety by reference to the New Notes Indenture and the form of New Note attached thereto, copies of which are included as Exhibit 4.1 to this Report on form 8-K.

Credit Agreement Amendment:

Effective as of July 30, 2009, Pier 1 Imports, Inc. (the “Company”), through its subsidiary, Pier 1 Imports (U.S.), Inc., entered into the Third Amendment to Credit Agreement by and among Pier 1 Imports (U.S.), Inc., Bank of America, N.A., the facility guarantors party thereto and the lenders party thereto (the "Amendment").  The Amendment further amends the Company’s secured credit agreement dated November 22, 2005 (the “Agreement”) by reducing the total commitment amount, removing certain assets from eligibility for inclusion in the calculation of the borrowing base, increasing applicable interest rate spreads and redefines permitted uses, liens, indebtedness, acquisitions, and restricted payments.  In addition, the Amendment updates certain provisions to allow for the refinance or repurchase of the balance of Existing Notes and New Notes, as well as the Company’s common stock. The amendment did not extend the stated maturity of the facility, which is May 31, 2012.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 to this Report on Form 8-K.

A copy of the Amendment is included as Exhibit 10.1 to this Report on Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Indenture to be entered among Pier 1 Imports, Inc., the Subsidiary Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of Convertible Senior Note due 2036 (included in Exhibit 4.1)

10.1

Third Amendment to Credit Agreement dated July 30, 2009, among Pier 1 Imports (U.S.), Inc., as Borrowers, and Bank of America, N.A., as administrative and collateral agent, and the lenders named therein

10.2	Form of Exchange Agreement

99.1	Press release dated July 30, 2009 announcing the Company’s exchange of its New Notes for the Existing Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	July 30, 2009	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice
President and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Indenture to entered among Pier 1 Imports, Inc., the Subsidiary Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of Convertible Senior Note due 2036 (included in Exhibit 4.1)

10.1	Third Amendment to Credit Agreement dated July 30, 2009, among Pier 1 Imports (U.S.), Inc., as Borrowers, and Bank of America, N.A., as administrative and collateral agent, and the lenders named therein

10.2	Form of Exchange Agreement

99.1	Press release dated July 30, 2009 announcing the Company’s exchange of its New Notes for the Existing Notes